SIMPSON THACHER & BARTLETT
            (A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS)





                                                  January 13, 1994



Stephen R. Volk, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, New York  10022

Martin Lipton, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019

Gentlemen:

     In order to provide greater certainty and predictability for the benefit of Paramount, its stockholders and each of QVC and Viacom with respect to the conclusion of the bidding process, we have prepared certain clarifying amendments to the Merger Agreement between Paramount and QVC and the Exemption Agreement between Viacom and Paramount. We do not propose to change the procedures but simply to address interpretive issues by clarifying or refining the existing obligations of the parties. The amendments we propose are as follows:

     (i) The first amendment will make it clear that a bidder is not permitted to change its proposal to acquire Paramount after February 1. Although we believe that the "Offer" in the context of the bidding procedures contemplates both the terms of the tender offer and the second-step merger consideration offered by the bidders, in the absence of this amendment, it could be asserted that changes in the proposed second-step merger consideration offered by a bidder could be made subsequent to February 1, 1994. We believe that this amendment accurately reflects the spirit and good faith intention of the parties that any bid made on February 1, 1994 represent such bidder's highest and final bid and that a bidder should not willfully take an action to cause its offer to extend past February 14, 1994. Moreover, as you know, the substance of this amendment was in the bidding procedures originally proposed by Paramount. To implement this amendment, we are also proposing a technical conforming amendment to the time period associated with amending the terms of the consideration to be paid pursuant to the back-end merger;

     (ii) The Merger Agreement should be revised to clarify that a bidder may not revise the consideration offered in its proposed second-step merger with Paramount primarily to extend the expiration date of the other bidder's offer (this point is, of course, implicit in any contractual party's obligation of good faith and fair dealing with respect to any contract);

Stephen R. Volk, Esq.                                    January 13, 1994
Martin Lipton, Esq.


     (iii) In order to further ensure that the parties abide by the spirit of the bidding procedures, we are also proposing that a bidder can neither seek to amend the bidding procedures nor publicly announce an intention to either take an action which is not otherwise permitted or refrain from taking an action which is required, under the agreement applicable to such bidder (this point is also implicit in a contractual party's obligation of good faith and fair dealing with respect to any contract); and

     (iv) In order to further provide for an orderly process and avoid confusion, we also propose that any revision to a bidder's tender offer or second-step merger consideration must be on file with the Securities and Exchange Commission no later than 5:00 p.m. on the date the offer would otherwise expire.

     A form of amendment to each of the Merger Agreement and the Exemption Agreement with our proposed revisions is attached for your review.

     We would appreciate a prompt response to our proposals. Please feel free to call us with any questions or comments you may have.

                                                  Sincerely,

                                                  /s/ Richard I. Beattie

                                                  Richard I. Beattie

Attachment

                               SECOND AMENDMENT

     SECOND AMENDMENT (this "Amendment"), dated as of January __, 1994, to the Agreement and Plan of Merger, dated as of December 22, 1993 (the "Merger Agreement"), between QVC Network, Inc., a Delaware corporation ("QVC"), and Paramount Communications Inc., a Delaware corporation ("Paramount").

                                  WITNESSETH:

     WHEREAS, QVC and Paramount have agreed to amend certain provisions of the Merger Agreement in the manner provided below;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1.  Defined Terms.  As used in this Amendment, terms defined in
                 -------------
the Merger Agreement are used herein as therein defined, unless otherwise defined herein. Unless otherwise indicated, all Section and subsection references are to the Merger Agreement.

     SECTION 2.  Amendments to Section 2.1(c).  Section 2.1(c) is hereby
                 ----------------------------
amended by deleting in the first sentence of the second paragraph thereof the words "other than a change in the terms of the Offer" and by substituting, in their place, the phrase "outside the control of QVC." Section 2.1(c) is also amended by (i) inserting after the words "Common Stock payable in the Offer or" in the last sentence thereof the phrase "the second-step merger to be completed pursuant to this Agreement upon consummation of the Offer (the "Second-Step Merger") or" and (ii) inserting after the words "otherwise amend the Offer" in the last sentence thereof the phrase "or the terms of the Second-Step Merger." Section 2.1(c) is further amended by adding at the end thereof the following sentences:

          "Any amendment to the Offer or any change in the consideration offered to the Paramount stockholders in the Second-Step Merger that results in an extension of the Expiration Date shall be on file with the SEC by 5:00 p.m. on the date of such amendment or change. QVC agrees that if, after February 1, 1994, it changes the consideration offered to the Paramount stockholders in the Second-Step Merger, in such a manner as to necessitate the filing of an amendment to the Schedule 14D-1, then QVC shall be required to extend its Offer for a period of not less than ten business days. QVC hereby agrees that it shall neither seek to amend the bidding procedures nor publicly announce an intention to take an action, which is not otherwise permitted or refrain from taking an action which is required, under the terms of this Agreement."

     SECTION 3.  Miscellaneous.  Except as expressly amended herein, the
                 -------------
Merger Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 4.  Governing Law.  Except to the extent that Delaware Law is
                 -------------
mandatorily applicable to the Merger and the rights of the stockholders of Paramount and QVC, this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 5.  Counterparts.  This Amendment may be executed in one or more
                 ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, QVC and Paramount have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


ATTEST:                                 QVC NETWORK, INC.

By                                      By
  ------------------------------          ------------------------------

ATTEST:                                 PARAMOUNT COMMUNICATIONS INC.

By                                      By
  ------------------------------          ------------------------------

                                 FIRST AMENDMENT

     FIRST AMENDMENT (this "Amendment"), dated as of January _, 1994, to the Exemption Agreement, dated as of December 22, 1993 (the "Exemption Agreement"), between Viacom Inc., a Delaware corporation ("Viacom"), and Paramount Communications Inc., a Delaware corporation ("Paramount").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Viacom and Paramount have agreed to amend certain provisions of the Exemption Agreement in the manner provided below;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1.  Defined Terms.  As used in this Amendment, terms defined in the
                 --------------
Exemption Agreement are used herein as therein defined, unless otherwise defined herein. Unless otherwise indicated, all Section and subsection references are to the Exemption Agreement.

     SECTION 2.  Amendments to Section 2.01 (a).  Clause (v) of Section 2.01(a)
                 -------------------------------
is hereby amended by deleting the words "other than a change in the terms of the Offer" and by substituting, in their place, the phrase "outside the control of the Offeror." Section 2.01(a) is also amended by (i) inserting after the words "consideration of the Offer or" in the last sentence thereof the phrase "the second-step merger as contemplated by the form of Merger Agreement attached as Exhibit A hereto (the "Second-Step Merger") or" and (ii) inserting after the words "otherwise amend the Offer" in the last sentence thereof the phrase "or the terms of the Second-Step Merger." Section 2.01(a) is further amended by adding at the end thereof the following sentences:

     "Any amendment to the Offer or any change in the consideration offered to the Paramount stockholders in the Second-Step Merger that results in an extension of the Expiration Date shall be on file with the Securities and Exchange Commission by 5:00 p.m. on the date of such amendment or change. The Offeror agrees that if, after February 1, 1994, it changes the consideration offered to the Paramount stockholders in the Second-Step Merger, in such a manner as to necessitate the filing of an amendment to its Tender Offer Statement on Schedule 14D-1, then the Offeror shall be required to extend its Offer for a period of not less than ten business days. The Offeror hereby agrees that it shall neither seek to amend the Bidding Procedures nor publicly announce an intention to take an action, which is not otherwise permitted or refrain from taking an action which is required, under the terms of this Agreement."

     SECTION 3.  Miscellaneous.  Except as expressly amended herein, the
                 -------------
Exemption Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 4.  Governing Law.  This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except to the extent that any provisions are governed by the federal securities laws.

     SECTION 5.  Counterparts.  This Amendment may be executed in one or more
                 ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Viacom and Paramount have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST:                                 VIACOM INC.

By                                      By
  ------------------------------          ------------------------------

ATTEST:                                 PARAMOUNT COMMUNICATIONS INC.

By                                      By
  ------------------------------          ------------------------------